UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2025

LAKESIDE HOLDING LIMITED

(Exact name of registrant as specified in its charter)

Nevada	001-42140	82-1978491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1475 Thorndale Avenue, Suite A

Itasca, Illinois 60143

(Address of Principal Executive Offices and Zip Code)

(224) 446-9048

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIHS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 26, 2025, Lakeside Holding Limited (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) for its fiscal year ended June 30, 2024. Holders of 5,768,324 shares of the Company’s common stock were present in person or by proxy at the Annual Meeting, representing 76.9% of the total outstanding shares of common stock and therefore constituting a quorum of more than a majority of the shares outstanding and entitled to vote at the Annual Meeting as of May 13, 2025, the record date.

The final voting result for the matter submitted to a vote of stockholders at the meeting are as follows. Broker non-votes were not counted as votes cast.

●	A proposal to elect five directors to the Company’s board of directors to hold office until the next annual meeting and until their successors are duly elected and qualified:

Director’s Name	Votes For	Votes Withheld
Long (Leo) Yi	5,754,714	13,580
Lan Su	3,054,114	13,580
Yiye Zhou	5,754,714	13,610
Zhengyi (Janice) Fang	5,754,714	13,580
Cynthia Vuong	5,754,714	13,580

Pursuant to the foregoing votes, Long (Leo) Yi, Lan Su, Yiye Zhou, Zhengyi (Janice) Fang, and Cynthia Vuong were elected to serve as the Company’s board of directors to hold office until the next annual meeting and until their successors are duly elected and qualified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKESIDE HOLDING LIMITED

Date: June 2, 2025	By:	/s/ Long Yi
	Name:	Long Yi
	Title:	Chief Financial Officer

2